UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 15, 2012
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On November 15, 2012, Steadfast Income REIT, Inc. (the “Company”) entered into a Stock Purchase Plan (the “Plan”) with Ella Neyland, the President and a member of the Board of Directors of the Company, whereby Ms. Neyland has agreed to invest $5,529.60 for 600 shares of the Company’s stock pursuant to the Company’s registered public offering (Registration No. 333-160748) (the “Offering”) on the first day of each fiscal quarter and terminating on the earlier of (i) November 15, 2013, (ii) the termination of the Offering, (iii) any suspension of the Offering by the Board of Directors or a regulatory body, (iv) the date upon which the investment in the purchase of stock, when combined with all other investments in the stock by Ms. Neyland, would cause the number of shares of stock owned by Ms. Neyland to exceed the ownership limits set forth in the Company’s charter, or (v) the termination of Ms. Neyland’s employment with Steadfast REIT Services, Inc. and its affiliates. The shares will be purchased at a price of $9.2160 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such transaction.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Purchase Plan, effective as of November 15, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	November 15, 2012	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer

EXHIBIT INDEX

Exhibits    Description

99.1	Purchase Plan, effective as of November 15, 2012.